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                                             EXHIBIT 10.17

                  COMDATA HOLDINGS CORPORATION

               UNFUNDED DEFERRED COMPENSATION PLAN

     1.   The Purpose of the Plan.   The purpose of this Plan  is

to  provide  incentive  to   certain  Key  Executives  who   have

contributed to the success of the Corporation and are expected to continue to contribute to such success  in the future.  The  Plan generally provides Key Executives selected by the Committee  with the opportunity  to  defer  a portion  of  their  regular  and/or incentive compensation.

     2.   Definitions.   As  used  herein,  the  following  words

shall have  the meanings  indicated unless  otherwise defined  or required by the context:

          (a)  "Account" shall  have  the meaning  set  forth  in

     Section 8 hereof.

          (b)  "Board" shall  mean  the Board  of  Directors  of

     Comdata Holdings Corporation.

          (c)  "Committee" shall mean a committee selected by the

     Board pursuant to Section 4 hereof to administer the Plan.

          (d)  "Corporation" shall  mean,  collectively,  Comdata

     Holdings Corporation and its subsidiaries.

          (e)  "Key Executive"  shall mean  any employee  of  the

     Corporation  who  qualifies  as   a  management  or   highly

     compensated employee under  Section 201(2)  of the  Employee

     Retirement Income Security Act of 1974, as amended.

          (f)  "Participating Key Executive"  shall mean any Key

     Executive who participates in the Plan.

          (g)  "Plan" shall mean the Comdata Holdings Corporation

     Unfunded Deferred Compensation Plan.

          (h)  "Plan Year" shall mean  the calendar year,  except

     that the first Plan Year shall  begin on the effective  date

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     of the Plan as set forth in Section 3 below and shall end on

     December 31, 1994.

          (i)  "Trust Agreement" shall  mean the trust  agreement

     attached hereto as Exhibit A and incorporated herein by this reference.

          (j)  "Trust Fund" shall  mean the  amounts deferred  by

     the Participating  Key  Executives  pursuant  to  Section  7 hereof and  contributed to  the Trustee  by the  Corporation pursuant to the Trust  Agreement, plus all earnings  thereon and less all expenses attributable thereto.

          (k)  "Trustee"  shall   mean  the   party  or   parties

     designated as such under the Trust Agreement.

     1.   Effective Date.   This Plan  shall be  effective as  of

April 1, 1994.

     2.   Administration of the  Plan.  The  Board shall  appoint

not fewer than three  directors to serve  on the Committee  which shall administer the  Plan.  The  Committee shall administer  the

Plan in a  nondiscriminatory manner, and  its decisions shall  be final as to all interested parties; provided, however, the  Board may review  any  action  of  the  Committee,  and  if  the  Board determines that any designation or other  decision or act of  the

Committee is inequitable  or contrary to  the provisions of  this

Plan, it may reverse or modify such designation, decision or act.

     3.   Selection and Notification of Key Executives.     Each

calendar quarter during a Plan  Year, the Committee shall  select

Key Executives who shall be eligible  to participate in the  Plan beginning as of  the first day  of the  next succeeding  calendar

quarter.   At any  time before  the first  day of  such  calendar

quarter, the Committee may add to or delete from such selections.

 Each Key Executive selected by the Committee hereunder shall  be immediately notified by  the Committee  and shall  be provided  a copy of the Plan.

     4.   Election   to   Participate;   Other   Elections    and

Designations.  (a) Upon receipt of the notification described  in

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Section 5 above, each Key Executive who desires to participate in the Plan shall file with the Committee prior to the first day  of the calendar quarter to which such notification relates a written election as described  in Section 7  below.  Failure  by the  Key

Executive  to  file  the  election  described  in  the  preceding sentence shall disqualify  such executive  from participating  in the Plan  until  such  time as  he  again  receives  notification pursuant to Section 5 above.

     (b)  The Key Executive also may file, but is not required to file, in writing with the Committee (i) an irrevocable  election,

in accordance with  Section 9  below, designating  the method  of distribution of the compensation deferred and (ii) a  designation of beneficiary or beneficiaries.  If  the Key Executive fails  to file the  election  described  in clause  (i)  of  the  preceding sentence, then the Committee, in  its sole discretion but  within the limits set  forth in Section  10 below,  shall determine  the manner of the distribution of his Account.  If the Key  Executive fails to  file the  beneficiary designation  described in  clause

(ii) of such  sentence, or  if the  beneficiary or  beneficiaries designated by  the Key  Executive predecease  the Key  Executive,

then the Key Executive's  beneficiary shall be  deemed to be  his

estate.   Any  beneficiary  designation filed  hereunder  may  be

changed from time to time in the discretion of the Committee.

     5.   Deferral Election.  Each  Participating  Key  Executive

shall file quarterly with the Committee a written election  which shall specify  that  portion  of his  basic  compensation  and/or incentive compensation to be deferred.  Elections hereunder shall be filed before the first day of each calendar quarter and  shall apply to  compensation earned  during the  calendar quarter  next

following the calendar  quarter in which  they are  filed.   Only

compensation which  on the  date of  the  election has  not  been earned  by  the  Participating  Key  Executive  may  be  deferred

hereunder.    The   Participating  Key   Executive's  rights   to

compensation so deferred shall be nonforfeitable, and termination


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of his employment with the Corporation  for any reason shall  not in any way diminish the  amount of deferred compensation  payable to the Participating  Key Executive or  alter the  method or  the time for payment  or the beneficiary  or beneficiaries thereof.

The Corporation shall, from time to time but not less often  than quarterly, pay to the Trustee an amount equal to the compensation deferred by each Participating Key Executive.

     6.   Trust Fund.  The Trustee shall invest and reinvest the

Trust Fund in  accordance with  the terms  of this  Plan and  the

Trust  Agreement.    At  the  option  of  the  Corporation,   the

Corporation may pay from its funds, or may direct the Trustee  to pay from the Trust Fund, all expenses of administering the  Trust

Fund, including Trustee's  fees and expenses,  and all taxes  and other expenses attributable to the Trust Fund, all as  determined by the Corporation.

     7.   Account Maintenance.     The Committee  shall cause  an

account  (the  "Account")  to  be  kept  in  the  name  of   each

Participating Key Executive  and each beneficiary  of a  deceased

Participating Key  Executive.   Each  Account shall  reflect  the

amount of  the compensation  deferred  by the  Participating  Key

Executive pursuant to Section 7 above  and shall be adjusted  for its pro rata share  of investment gains  and losses and  expenses and taxes paid from the Trust Fund pursuant to Section 8 above.

     8.   Distribution.  Each Participating  Key Executive  shall

be entitled  to  receive distribution  of  his Account  upon  the earlier to occur of  the following events ("Triggering  Events"):

(i)  the  termination  of   the  Participating  Key   Executive's

employment with the Corporation for any reason, including without limitation retirement, resignation, involuntary limitation, death or disability, or (ii)  the date on  which the Participating  Key

Executive attains age sixty-five  (65).  At  the election of  the

Participating Key Executive, payment of such executive's  Account may be made  in a lump  sum or in  monthly installments over  not more than ten  years; provided, however,  that any such  election

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must be made prior to when the compensation to which the election

relates is earned.   Payment of the lump  sum shall be made,  and

payment of the monthly installments  shall begin, not later  than the fifteenth day of the month next following the occurrence of a

Triggering  Event.     If  the   Participating  Key   Executive's

employment  is  terminated  by  reason   of  death,  or  if   the

Participating Key Executive dies prior to receiving  distribution of his entire Account, such Account or the part thereof that  has not been  distributed  shall be  paid  to the  Participating  Key

Executive's beneficiary or beneficiaries.

     9.   Ownership of Assets; Relationship with Corporation.

     Notwithstanding   anything   herein    to   the    contrary,

Participating Key  Executives  shall  have  no  right,  title  or interest whatsoever  in or  to the  Accounts or  any  investments which  the  Corporation  may  make  to  aid  it  in  meeting  its obligations under the Plan.  Nothing  contained in the Plan,  and no action taken pursuant  to its provisions,  shall create or  be

construed  to  create  a  trust  of  any  kind  or  a   fiduciary

relationship between the Corporation and any Key Executive or any other person.  To the extent that any person acquires a right  to receive payments from the Corporation under this Plan, such right shall be  no  greater than  the  right of  an  unsecured  general creditor of the Corporation.

     10.  Nonassignment.  Except as  provided in Section 10,  the interest of any Participating Key Executive or beneficiary  under this  Plan  shall  not  be  assignable  either  by  voluntary  or involuntary assignment or by operation of law.

     11.  Indemnification.    No   employee,   member   of    the

Committee,  or  director  of  the  Corporation  shall  have   any

liability for any  decision or  action if  made or  done in  good faith, nor for any error or  miscalculation unless such error  or miscalculation is the result of his fraud or deliberate disregard of any provisions of this Plan.  The Corporation shall  indemnify each director, member  of the Committee,  and employee acting  in good faith  pursuant to  this Plan  against any  loss or  expense arising therefrom.

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     12.  Termination and Amendment  of the Plan.   Although  the

Corporation  intends  to  continue  this  Plan  indefinitely,  it reserves the right in the Board  to amend, suspend, or  terminate this Plan at any time; provided, however, that no such  amendment shall adversely affect  rights to  receive any  amounts to  which

Participating Key Executives or  their beneficiaries have  become entitled to prior to payment.

     13.  Governing Law. This  Plan   shall  be   construed  and

administered in accordance with and governed  by the laws of  the

State of Tennessee.

     IN WITNESS WHEREOF, COMDATA HOLDINGS CORPORATION, for itself and for its subsidiaries listed on Exhibit A attached hereto, has caused the Plan to be executed by its duly authorized officer and adopted as of this 1st day of April, 1994.



                         COMDATA HOLDINGS CORPORATION, for itself

                         and  for  its  subsidiaries  listed   on

                         Exhibit A attached hereto


                              /s/Russ Follis
                         By:  Russ Follis



                         Its: Vice President, Human Resources
                                 and Administration











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                                   FIRST AMENDMENT
                                       TO THE
                            COMDATA HOLDINGS CORPORATION
                         UNFUNDED DEFERRED COMPENSATION PLAN

               WHEREAS, Comdata Holdings Corporation (the "Corporation") and those subsidiaries listed on Exhibit A attached hereto have adopted the Comdata Holdings Corporation Unfunded Deferred Compensation Plan (the "Plan");

               WHEREAS, pursuant to Section 14 of the Plan, the Corporation has the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Corporation; and

               WHEREAS,  the  Corporation   has  determined  that   certain
          amendments to the Plan are necessary and desirable and in the best interests of the Corporation.

               NOW, THEREFORE, effective January 1, 1995, Sections 11 through 15 of the Plan shall be amended by redesignating such sections as Sections 12 through 16, respectively, and by adding the following new Section 11:

                    11. Emergency Withdrawals. Emergency withdrawals by a Participating Key Executive shall be permitted in accordance with the provisions of this Section. Any such withdrawal shall be permitted at such time or times, and in such manner and form, as shall be uniformly and nondiscriminatorily established by the Committee. Withdrawals shall be permitted hereunder from a Participating Key Executive's Account in the event of an unforeseeable emergency; provided, however, that such withdrawals shall be permitted only to the extent reasonably needed to satisfy the emergency need. For purposes hereof, the term "unforeseeable emergency" shall mean a severe financial hardship to a Participating Key Executive resulting from a sudden and unexpected illness or accident to the Participating Key Executive or a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participating Key Executive, loss of the Participating Key Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstance beyond the control of the Participating Key
               Executive. Withdrawals may not be made hereunder to the extent that an emergency may be relieved through reimbursement or compensation or otherwise, by liquidation of the Participating Key Executive's assets (to the extent the liquidation would not itself cause severe financial hardship), or by the cessation of deferrals under the Plan.



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               IN WITNESS  WHEREOF, the  Corporation for  itself and  those
          subsidiaries  listed  on  Exhibit  A  has  executed  this   First
          Amendment as of this 20 day of April, 1995.





                                        COMDATA HOLDINGS CORPORATION:

                                              /s/Peter D. Voysey
                                        By:   Peter D. Voysey

                                        Its:  Vice President, General Counsel
                                                 and Secretary













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